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                                                                    EXHIBIT 1(a)



                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                         THE ARTICLES OF INCORPORATION
                                       OF
                              THE EBI FUNDS, INC.


     THE UNDERSIGNED, Hubert L. Harris, Jr., being the President of THE EBI FUNDS, INC. (hereinafter the "Corporation"), hereby certifies that:

     (1) The Articles of Incorporation of the Corporation were filed on September 19, 1989, and Articles Supplementary were filed on June 30, 1993, November 17, 1993 and March __, 1995 with the State Department of Assessments and Taxation;

     (2) The Corporation desires to amend and restate its Articles of Incorporation;

     (3) This Amendment and Restatement of the Corporation's Articles of Incorporation has been approved by a majority of the Board of Directors of the Corporation;

     (4) The amendments are limited to changes expressly permitted by Section 2-605(4) of the Maryland General Corporation Law to be made without action by the stockholders;

     (5) The Corporation is registered as an open-end investment company under the Investment Company Act of 1940;

     (6) The current address of the principal office of the Corporation is 1315 Peachtree Street, N.E., Atlanta, Georgia 30309;

     (7) The Corporation's current resident agent is The Corporation Trust, Incorporated, 32 South Street, Baltimore Maryland 21202;

     (8) There are eleven (11) current directors of the Corporation, whose names are as follow:

                    Charles W. Brady
                    Fred A. Deering
                    Hubert L. Harris, Jr.
                    Victor L. Andrews
                    Bob R. Baker
                    Lawrence H. Budner
                    Daniel D. Chabris
                    Kenneth T. King
                    Frank M. Bishop
                    A. D. Frazier, Jr.
                    John W. McIntyre



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     (9)  The text of the Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

                                      NAME

     The name of the corporation is The EBI Funds, Inc. (the "Corporation").

                                   ARTICLE II

                               CORPORATE PURPOSES

     The purpose for which the Corporation is formed is to engage in the business of an open-end management investment company.

     The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law.

                                  ARTICLE III

                      PRINCIPAL OFFICE AND RESIDENT AGENT

     The present address of the principal office of the Corporation is 1315 Peachtree Street, N.E., Atlanta, Georgia 30309. The name of the resident agent of the Corporation in Maryland is The Corporation Trust, Incorporated, and the address of the resident agent is 32 South Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

                                   ARTICLE IV

                         CAPITAL STOCK AND STOCKHOLDERS

     Section 1. Authorized Shares. The Corporation is authorized to issue Ten Billion Seventy Million (10,070,000,000) shares of Common Stock par value $.001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is Ten Million Seventy Thousand Dollars ($10,070,000).

     Subject to the following paragraph, the authorized shares are classified as 10,000,000 shares of the Equity Portfolio, 10,000,000 shares of the Income Portfolio, 10,000,000 shares of the Flex Portfolio, 10,000,000 shares of the MultiFlex Portfolio, 10,000,000 shares of the Relative Return Bond Portfolio, 10,000,000 shares of the Real Estate Portfolio, 10,000,000 shares of the International Value Portfolio, and 10,000,000 shares of the Cash Management Portfolio.

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     The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock.

     The provisions of these Articles of Incorporation, including those in this Section, shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class:

          (a) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

          (b) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration and any funds derived from any investment and reinvestment are herein referred to as "assets belonging to" that class.

          (c) The assets belonging to a class of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock (determined without regard to such liabilities). The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expense and reserves, to the assets to a particular class or classes.

          (d) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as



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may be declared from time to time by the Board of Directors with respect to such class. Dividends or distributions shall be paid on shares of a class of stock only out of the assets belonging to that class.

     (e) All holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote.

     (f) In the event of the liquidation or dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class less the liabilities allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes.

     Section 2. Fractional Shares. The Corporation may issue fractional shares. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     Section 3. Quorum Requirements. The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote without regard to class shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class entitled to vote on the matter shall constitute a quorum.

     Section 4. Voting. Notwithstanding any provision of the laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of the holders of more than a majority of the outstanding stock of the Corporation, that action shall, except to the extent otherwise required by the Investment Company Act of 1940, be effective and valid if taken or authorized by the affirmative vote of the holders of the majority of the total number of votes entitled to be cast thereon.


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     Section 5.     No Preemptive Rights.  No holder of shares of stock of the
Corporation shall be entitled to any preemptive right other than as the Board of Directors may establish.

     Section 6. Redemption of Stock. Each stockholder may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of that class next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the share, if any. The Board of Directors may establish procedures for redemption of stock. Payment of the redemption price by the Corporation or its designated agent shall be made within seven days after redemption. The right of redemption may be suspended and payment of the redemption price may be postponed when permitted or required by applicable law. The right of a holder of stock redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record holder of the shares on the record date for that dividend.

     Section 7. Determinations by Board of Directors. Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the proprietary use thereof, as to the time of or purpose for creating such reserves or charges as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment or other asset owned or held by the Corporation, as to the number of shares of any class of stock outstanding, as to the income of the Corporation or as to any other matter relating to the determination of net asset value, the declaration of dividends or the issue, sale, redemption or other acquisition of shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.



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                                   ARTICLE V

                               BOARD OF DIRECTORS

     Section 1.     Number of Directors.     The number of Directors in office
may be changed from time to time in the manner specified in the By-Laws of the Corporation, but this number shall never be less than the minimum number required under the Maryland General Corporation Law.

     Section 2.     Certain Powers of Board of Directors.   In addition to its
other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation
(a) is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, (b) may from time to time determine whether, to that extent, at what time and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation, (c) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized, and (d) is authorized to adopt procedures for determination of and to maintain constant the net asset value of shares of the Corporation's stock.

                                   ARTICLE VI

                         LIABILITY AND INDEMNIFICATION

     (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     (b) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-law, resolution, or agreement make further provision for indemnification of directors,

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officers, employees and agents to the fullest extent permitted by the Maryland
General Corporation Law.

     (c) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (d) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

                                  ARTICLE VII

                                   AMENDMENTS

     The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding capital stock.

     I have signed these Articles of Amendment and Restatement of the Articles of Incorporation of the Corporation on March 1, 1995 and acknowledge the same to by my act.

[CORPORATE SEAL]                        THE EBI FUNDS, INC.




                                        /s/ HUBERT L. HARRIS, JR.
                                        ----------------------------------------
                                        Hubert L. Harries, Jr.
                                        President

ATTEST:


By: /s/ PENELOPE P. ALEXANDER
    -------------------------------
    Penelope P. Alexander
    Secretary

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